SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)          June 24, 1999
                                                 -------------------------------

                          P&L COAL HOLDINGS CORPORATION
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             (Exact name of registrant as specified in its charter)

           Delaware                      333-59073               13-4004153
------------------------------- --------------------------- --------------------
(State or other jurisdiction of   (Commission File Number)   (I.R.S. Employer
 incorporation or organization)                              Identification No.)

 701 Market Street, St. Louis, Missouri                            63101
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(Address of principal executive offices)                         (Zip Code)

Registrant's telephone number, including area code            (314) 342-3400
                                                           ---------------------

                                       N/A
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)






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Item 5.  Other Events

The Navajo Nation

On June 18, 1999, The Navajo Nation served our subsidiaries, Peabody Holding Company, Inc., Peabody Coal Company and Peabody Western Company, with a complaint which had been filed in the U. S. District Court for the District of Columbia. Other defendants in the litigation are two utilities, two current employees and one former employee. The Navajo Nation has alleged sixteen claims including civil RICO, fraud and tortious interference with contractual relationships. The tribe is seeking various remedies including actual damages of at least $600 million which could be trebled under the RICO counts, punitive damages of at least $1 billion, a determination that Peabody Western Coal Company's two coal leases for the Kayenta and Black Mesa mines have terminated due to the failure of a condition and a reformation of the two coal leases to adjust the royalty rate to twenty percent.

We believe this matter will be resolved without a material adverse effect on our financial condition or results of operations.

Item 7.  Financial Statements and Exhibits

     (c)   Exhibits

           Exhibit
              No.     Description

             99.1 News release issued by P&L Coal Holdings Corporation dated June 18, 1999

                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                          P&L COAL HOLDINGS CORPORATION

                                               /s/ George J. Holway
Date:  June 24, 1999                  __________________________________________
                                                  George J. Holway
                                      Vice President and Chief Financial Officer

                                  EXHIBIT INDEX


       Exhibit
          No.         Description

         99.1 News release issued by P&L Coal Holdings Corporation dated June 18, 1999

EXHIBIT 99.1


[PEABODY LOGO]                                  Peabody Group
                                                News Release

                                                CONTACT:  Beth Sutton
                                                          (520) 525-3168




FOR  IMMEDIATE  RELEASE
June 18, 1999


PEABODY  GROUP SAYS IT WILL  VIGOROUSLY  DEFEND
NAVAJO LAWSUIT ON LEASE AGREEMENTS

ST. LOUIS, Mo., June 18 - - Peabody Group today said it would vigorously defend a lawsuit served today by the Navajo Nation related to the 1987 renegotiation of their coal lease agreements for the Black Mesa and Kayenta Mines in northeast Arizona.

     The mines are operated by Peabody Western Coal Company through lease agreements originally signed with the Navajo Nation and the Hopi Tribe in the mid-1960s. The leases now have provisions that allow renegotiation of royalty rates every 10 years if any party requests a review; two revisions have been completed since the mines opened. Today, royalties and taxes generated from the Black Mesa complex typically provide about 20 percent of the Navajo Nation's annual budget.

     The Navajo leases were renewed and expanded in 1987 after both the Navajo Nation Tribal Council and the U.S. Secretary of the Interior approved the new agreement. At that time, the renewal included a 12.5 percent coal royalty rate - equivalent to the federal coal royalty rate - applied to the sales price of each ton sold to the power plant customers, the Navajo and Mohave Generating Stations.

     The complaint seeks relief for 16 claims related to the 1987 agreements and names as defendants Peabody as well as Salt River Project and Southern California Edison, the mine customers who own and operate the Navajo and Mohave stations. It was filed in U.S. District Court for the District of Columbia and is related to a previous suit by the Navajo Nation against the United States in the U.S. Court of Claims.

     Last year, the Navajo Nation and Peabody Western reached their second renegotiated coal royalty agreement for the leases that continues to include a
12.5 percent royalty rate on each ton of coal in addition to a $3.5 million annual payment. That agreement was subsequently approved by the Navajo Nation Tribal Council as well as the U.S. Secretary of the Interior.

     "We value our longstanding relationship with the Navajo Nation and are proud of the tremendous economic contribution that mining operations have brought to reservation communities," said Executive Vice President Roger B. Walcott Jr. "We are confident that the lawsuit is without merit and our intent is to aggressively defend our actions."

     Since mining operations began, the Black Mesa and Kayenta mines have injected more than $1.2 billion into Navajo and Hopi tribal economies in royalties, taxes, wages and charitable contributions. Each year, Peabody Western provides the Navajo Nation and the Hopi Tribe with more than $40 million in royalties and taxes generated from the mining operations.